EXHIBIT 2.11


                                 Lease Agreement


                             Dated February 28, 2001


                                     Between


                              Park City Group, Inc.


                                       And


                        Park City Main Street Mall, L.C.

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                                 LEASE AGREEMENT

          THIS LEASE is entered into by Park City Main Street Mall, L.C. ("Landlord") and Tenant described in the following Basic Lease Information on the Date which is set forth for reference only in the following Basic Lease Information.

                      ARTICLE 1.00 BASIC LEASE INFORMATION

         In addition to the terms which are defined elsewhere in this Lease, the following defined terms are used in this Lease:

                  (a)      DATE: February 28, 2001

                  (b)      TENANT: Park City Group, Inc.

                  (c)      TENANT'S TRADE NAME: Park City Group, Inc.

                  (d)      TENANT'S ADDRESS: P.O. Box 5000
                                             Park City, UT 84060

                  with a copy at the same time to: (if none, so state)

                  (e)      LANDLORD:  Park City Main Street Mall, L.C.

                  (f)      LANDLORD'S ADDRESS:   2960 Arabian Drive
                                                 P.O. Box 681719
                                                 Park City, Utah 84068-1719

                  with a copy at the
                  same time to:                 N/A

                  (g)      PROPERTY ADDRESS: 333 Main Street
                                             Park City, Utah

                  (h)      COMMENCEMENT DATE: January 1, 2001

                  (i)      EXPIRATION DATE: December 31, 2003

                  (j)      SECURITY DEPOSIT: $36,964.52

                  (k) MONTHLY BASE RENT: $18,482.26 per month commencing on the Commencement Date.

                  Cost of Living Adjustment  Dates:  Beginning in the thirteenth
                  (13th) month and every twelve (12) months thereafter during the Term of the Lease and Option Period, if any. ("Adjustment Dates").

                  Minimum Base Rent Adjustment: One hundred four percent (104% )of the Monthly Base Rent in effect immediately prior to an Adjustment Date.

                  (1) LEASABLE AREA OF THE PREMISES: 9231 (3rd floor), 4813 (north portion of basement) sq. feet


                  (m)      LEASABLE AREA OF THE ENTIRE MALL: 60914 sq. feet

                  (n)      TENANT'S PRO RATA SHARE (of (m) above): N/A

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                  (o)      USE PERMITTED IS EXPLICITLY  LIMITED TO: Office space
                           for software development company.

                  (p)      MINIMUM BUSINESS HOURS: [deleted text]

                  (q)      BROKER:       Park City Main Street Mall, L.C.
                                         Representing the Landlord

                  (r)      GUARANTOR:    N/A

                  (s) ADDITIONAL RENT: Any amounts, including, without limitation, Operating Expenses, which this Lease requires
                  Tenant to pay in addition to Monthly Base Rent. Tenant's initial share of the estimated Common Area Maintenance and Operating Expenses subject to Article 5 herein will be $0.00 per month.

                  (t) PERCENTAGE RENT: Tenant shall also pay Percentage Rent equal to zero percent (0%) of the gross sales of Tenant's business occurring on the Property during each month of Tenant's possession.

                  (u) LAND: The land on which the Mall is located and which is more particularly described on Exhibit A to this Lease.

                  (v) PREMISES: The premises shown on Exhibit B to this Lease and known as third floor and north portion of basement. The area of the Premises and the Mall has been agreed to by the parties. The Premises do not include, and Landlord reserves, the exterior walls and roof of the Premises, the land beneath the Premises, the pipes and ducts, conduits, wires, fixtures and equipment above the suspended ceiling or structural elements which serve the Premises or the Mall excluding wiring, conduits, or fixtures and equipment installed by Tenant as part of its network and telephone infrastructure; however, Landlord has the right, but no obligation not specifically set forth in this Lease, order to install, inspect, maintain, use, areas and items described in the preceding to enter the Premises in repair and replace those sentence.

                  (w)  MALL:  The  Main  Street  Mall in Park  the  Land and all
                  improvements  built  on  appurtenances   thereto.  City,  Utah
                  consisting of the Land, including any

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                             ARTICLE 2.00 AGREEMENT

         Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, according to this Lease.

             ARTICLE 3.00 TERM, DELIVERY AND ACCEPTANCE OF PREMISES

         3.01 General. The duration of this Lease will be the "Term". The Term will commence on the Commencement Date, and will expire on the Expiration Date.

         3.02 Early Access. Not applicable.

         3.03 Condition of the Premises. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any improvements to the Premises. Tenant acknowledges that it is presently occupying the demised premises and accepts the same "as is" when built out to architectural drawings.

                                ARTICLE 4.00 RENT

         4.01 Base Rent. Throughout the Term of this Lease, Tenant will pay Monthly Base Rent to Landlord as rent for the Premises. Monthly Base Rent will be paid in advance on or before the first day of each calendar month of the Term. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then Monthly Base Rent will be appropriately prorated by Landlord for such month. If the Term commences on a day other than the first day of a calendar month, then the prorated Monthly Base Rent for such month will be paid on or before the first day of the Term. Monthly Base Rent will be paid to Landlord, without notice or demand, and without deduction or offset, in lawful money of the United States of America at Landlord's address, or to such other person or at such other place as Landlord may from time to time designate in writing.

         4.02 Annual Monthly Base Rent Adjustment. Monthly Base Rent shall be adjusted on the Adjustment Date described above. As of any Adjustment Date, Monthly Base Rent shall be increased to a sum equal to the product obtained by multiplying the then current Base Rent by a fraction, the numerator of which is the new Index and the denominator of which is the Initial Index. For the purposes of adjusting Monthly Base Rent as provided in this Article, the following definitions shall apply:

         a. "Index" means the Consumer Price Index (all items) for All Urban Consumers as published by the United States Department of Labor (CPI-U National Index);

         b. "Initial Index" means in regard to the first adjustment pursuant to this Article, the Index published for the month prior to the date of this lease (such Initial Index is agreed to be January 2001), and in regard to all subsequent adjustments, the Index published nearest but prior to the immediately preceding Adjustment Date;

         c. "New Index" means the Index published nearest but prior to the applicable Adjustment Date.

         If, at any time when Monthly Base Rent is to be adjusted as provided above, the Index is changed so that the base year differs from the base year used for the Initial Index, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor,

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Bureau of Labor  Statistics.  If the Index is otherwise  changed or discontinued
during the Term, the most nearly comparable official price index of the United States Government or other computation (as determined in Landlord's sole reasonable discretion) shall be used for computing the adjustment to Monthly Base Rent in order to obtain substantially the same result as would be obtained if the Index had not been changed or discontinued. Notwithstanding the foregoing, in no event shall Monthly Base Rent as of any Adjustment Date be less than the Minimum Base Rent Adjustment.

         4.03 Percentage Rent. [Deleted text]

            ARTICLE 5.00 COMMON AREA MAINTENANCE, OPERATING EXPENSES

         5.01 Mall taxes and Operating Expenses.

                  (a) Defined. As used in this Lease the term "Mall Taxes and Operating Expenses" shall mean the aggregate of the following:

                  (1) [Deleted text]

                  (2) [Deleted text]

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                  (3) A percentage of the Project Taxes (as defined below) which shall be determined by dividing (a) the total Gross Leasable Area of the Premises by (b) the total Gross Leasable Area of the Entire Mall.

                  (b) [Deleted Text]

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                  [Deleted Text]


                  (c) Operating Expenses. [Deleted Text]


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                  [Deleted Text]


                  (d) Mall Taxes. [Deleted Text]

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         [Deleted Text]

                  (e) Other Taxes. Tenant shall pay the following:

                  (1) Tenant shall pay (or reimburse Landlord as additional rent if Landlord is assessed), before delinquency, and all taxes levied or assessed, and which become payable for or in connection with any period during the Term, upon all of the following (collectively "Leasehold Improvements and Personal Property"): Tenant's leasehold improvements, the Tenant Improvements, equipment, furniture, furnishings, fixtures, merchandise, inventory, machinery, appliances and other personal property located in the Premises; except only that which has been paid for by Landlord and is standard in the Mall. If any or all of the Leasehold Improvements and Personal Property are assessed and taxed to the Mall, Tenant shall pay to Landlord such amounts within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount applicable to the Leasehold Improvements and Personal Property. If the Leasehold Improvements and Personal Property are not separately assessed on the tax statement or bill, Landlord's good faith determination of the amount of such taxes applicable to the Leasehold Improvements and Personal Property shall be a conclusive determination of Tenant's obligation to pay such amount.

                  (2) Tenant shall pay (or reimburse Landlord if Landlord is assessed, as additional rent), prior to delinquency or within ten (10) days after receipt of a statement thereof, any and all other taxes, levies, assessments, or surcharges payable by Landlord or Tenant and relating to this Lease, the Premises or Tenant's activities in the Premises (other than Landlord's net income, succession, transfer, gift, franchise, estate, or inheritance taxes), whether or not now customary or within the contemplation of the parties hereto, now in force or which may hereafter become effective, including but not limited to taxes: (i) upon, allocable to, or measured by the area of the Premises or on the Rentals payable hereunder, including without limitation any gross income, gross receipts, excise, or other tax levied by the state, any political subdivision thereof, city or federal government with respect to the receipt of such Rents; (ii) upon or with respect to the use, possession, occupancy, leasing, operating and management of the Premises or any portion thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; or
(iv) imposed as a means of controlling or abating environmental pollution or the use of energy, including, without limitation, any parking taxes, levies or charges or vehicular regulations imposed by any governmental agency. Tenant shall also pay, prior to delinquency, all privilege, sales, excise, use, business, occupation, or other taxes, assessments, license fees, or charges levied, assessed, or imposed upon Tenant's business operations conducted at the Premises. If any such taxes are payable by Landlord and it shall not be lawful for Tenant to reimburse Landlord for such taxes, then the Rentals payable hereunder shall be increased to net Landlord the net Rental

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after  imposition  of any such tax upon  Landlord as would have been  payable to
Landlord prior to the imposition of any such tax.

                             ARTICLE 6.00 INSURANCE

         6.01 Landlord's Insurance. At all times during the term of this Lease, Landlord will carry and maintain (a) fire and extended coverage insurance covering the Mall, parking structure (if any) and the Mall's equipment and common area furnishings, and (b) public liability and property damage insurance in such amounts as Landlord determines from time to time in its reasonable discretion.

         6.02 Tenant's Insurance. At all times during the term of this Lease, Tenant will carry and maintain, at Tenant's expense, the following insurance, in the amounts specified below or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms satisfactory to
Landlord:

                  (a) Public liability and property damage liability insurance, with a combined single occurrence limit of not less than $1,000,000.00. All such insurance will specifically include, without limitation, contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease.

                  (b)  Fire  and  extended  coverage   insurance   covering  all
leasehold improvements in the Premises and all of Tenant's merchandise, equipment, trade fixtures, appliances, furniture, furnishings and personal property, from time to time in, on or upon the Premises, in an amount not less than the full replacement cost without deduction for depreciation from time to time during the term of this Lease, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risk), boiler, flood, glass breakage and sprinkler leakage. All policy proceeds will be used for the repair or replacement of the property damaged or destroyed; however, if this Lease ceases under the provisions of Article 18.00, Tenant will be entitled to any proceeds resulting from damage to Tenant's merchandise, equipment, trade fixtures, appliances, furniture and personal property, and Landlord will be entitled to all other proceeds.

                  (c) Workmen's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the workmen's compensation laws of the state in which the Premises are located.

                  (d) Such other insurance (including without limitation plate glass insurance), in such amounts as Landlord or its lender may reasonably require of Tenant upon thirty (30) days' prior written notice.

         6.03 Forms of the Policies. All policies of liability insurance which Tenant is obligated to maintain according to this Lease (other than any policy of workmen's compensation insurance) will name Landlord and such other persons or firms as Landlord specifies from time to time as additional insureds. Original or true copies of original policies (together with copies of the endorsements naming Landlord and any others specified by Landlord as additional insureds) and evidence of the payment of all premiums of such policies will be delivered to Landlord prior to Tenant's occupancy of the Premises and from time to time at least thirty (30) days prior to the expiration of the term of each such policy. All public liability and property damage liability policies maintained by Tenant will contain a provision that Landlord and any other additional insureds, although named as an insured, will nevertheless be entitled to recover under such policies for any loss sustained by Landlord and such other additional insureds, its agents and employees as a result of the acts or omissions of Tenant. All such policies maintained by Tenant will provide that they may not be terminated or amended except after

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thirty  (30) days'  prior  written  notice to  Landlord.  All public  liability, property damage liability and casualty policies maintained by Tenant will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry. No insurance required to be maintained by the Tenant by this Article 6.00 will be subject to more than a $250 deductible limit without Landlord's prior written consent. All Tenant's policies required to be maintained under this Lease shall contain "severability of interests" and "cross liability" endorsements, and such policies shall be written by an insurance company having a Best Rating of A (VI) or better.

         6.04 Adequacy of Coverage. Landlord, its agents and employees make no representation that the limits of liability specified to be carried by Tenant pursuant to this Article 6.00 are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain, at Tenant's sole expense, such additional insurance coverage as Tenant deems adequate.

         6.05 Inadequate Insurance. Upon failure of Tenant to comply with the provisions of Article 6.00, in addition to any other rights and remedies of the Landlord, Landlord shall have a right to obtain such insurance, to pay the premiums for the same, and to recover the cost of such insurance at once as additional rent due from Tenant to Landlord under this Lease.

                       ARTICLE 7.00 UTILITIES AND SERVICES

         Tenant will make application for all services and pay all initial utility deposits and fees, and all monthly service charges for water, electricity, sewage, gas, telephone, and any other utility services furnished to the Premises and the improvements on the Premises during the term of this Lease. If any such services are not separately metered or billed to Tenant but rather are billed to and paid by Landlord, Tenant will pay to Landlord Tenant's Pro Rata Share of the cost of such services in accordance with Article 5.00.

         Tenant shall be responsible to keep any windows and frames clean at all times and shall contract with a professional window cleaner at its own cost and expense to wash the interior and exterior of the windows on a weekly basis.

                     ARTICLE 8.00 USE; OPERATION OF BUSINESS

         8.01 Use - General. The Premises will be used for the purposes described in Article 1.00 and for no other purpose. Tenant will not do or permit to be done in or about the Premises, nor bring to, keep, or permit to be brought or kept in the Premises, anything which is prohibited by will or in any way conflict with any law, statute, ordinance or governmental rule or regulation which is now in force or which may be enacted or promulgated after the Date; do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants of the Mall, or injure or annoy them; use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose; cause, maintain or permit any nuisance in, on, or about the Premises.

         8.02 Operation of Tenant's Business. [Deleted Text]

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         8.03 Manner of Conducting Business. [Deleted Text]

         Tenant will not, without the consent of Landlord, use the name of the Mall for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor will Tenant do or permit the doing of anything in connection with Tenant's business or advertising which in the judgement of Landlord may reflect unfavorably on Landlord or the Mall, or confuse or mislead the public as to any relationship between Landlord and Tenant.

         [Deleted Text]

         8.04 Tenant Parking. Landlord makes no representations or warranties of any nature with regard to the availability or quality of parking. Tenant agrees that in this use of the Common Area, it will not permit any stationary vehicles, trailers, or any other obstructions that would impair the free flow of vehicular traffic or would reduce the amount of parking available to customers in any part of the Mall.

                ARTICLE 9.00 REQUIREMENTS OF LAW; FIRE INSURANCE

         9.01 General. Tenant, at its expense, shall obtain all permits, approvals, and certificates required by any governmental body and will comply with all applicable governmental laws, orders and regulations, and with any direction of any public officer or officers, according to law, which will impose any violation, order or duty upon Landlord or Tenant with respect to the Premises, or their use or occupancy.

         9.02 Hazardous Materials.

         (a) Tenant will not store, use, or dispose of Hazardous Materials or Toxic Wastes anywhere on the Premises or in or around the Mall. For purposes of this Lease, the term Hazardous Materials shall mean any product or substance that is regulated under state, local or federal environmental laws or regulations. Any violation of such laws or regulations is a violation of this Lease.

         (b) Tenant will indemnify Landlord against any and all liability under this provision. This indemnity will survive the termination of the Lease, and will apply even if Landlord has knowledge of and consented to the use, storage, or disposal of the Hazardous Materials.

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         (c) Any pollution  control  equipment,  sewage  pretreatment,  chemical recovery systems, specialized ventilation equipment required for Tenant to comply with environmental laws and regulations will be installed at Tenant's sole expense.

         9.03 Certain Insurance Risks. Tenant will not do or permit to be done any act or thing upon the Premises which would (a) jeopardize or be in conflict with fire insurance policies covering the Mall and fixtures and property in the Mall, or (b) increase the rate of fire insurance applicable to the Mall to an amount higher than it otherwise would be for the general use as a Mall, or (c) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the Premises; however, this Section 9.03 will not prevent Tenant's reasonable and customary use of the Premises for the purpose stated in Article 8.00.

         9.04  Tenant's  Insurance  Payments.  If,  as a  result  of any  act or omission by Tenant or violation of this Lease, the rate of fire insurance applicable to the Mall or any other insurance carried by Landlord is increased to an amount higher than it otherwise would have been, Tenant will reimburse Landlord for the increased cost of Landlord's insurance premiums. Such reimbursement will be rent payable upon the first day of the month following Landlord's delivery to Tenant of statement showing payment by Landlord for such increased insurance premiums. In any action or proceeding in which Landlord and Tenant are parties, a schedule or "make up" of rates for the Mall or Premises issued by the body making fire insurance rates for the Premises or a notice from Landlord's insurer will be presumptive evidence of the facts stated and of the several items and charges in the fire insurance rate then applicable to the Premises.

                     ARTICLE 10.00 ASSIGNMENT AND SUBLETTING

         10.01 General. Tenant acknowledges and agrees that Landlord has a special interest in preserving a specific tenant mix and choice of business operators in the Mall in order to maintain and create a balance of business interests and promote the successful and profitable operation of the Mall. Tenant, for itself, its heirs, distributee, executors, administrators, legal representatives, successors and assigns, covenants that it will not assign, mortgage or encumber this Lease, nor sublease, or permit the Premises or any part of the Premises to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent may be withheld at Landlord's sole and absolute discretion. The transfer of control or of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant of this Lease or a majority interest in any partnership tenant or subtenant, however accomplished, and whether in a single transaction or in a series of transactions, will be an assignment of this Lease or of such sublease requiring Landlord's prior written consent in each instance. The transfer of outstanding capital stock of any corporate tenant, for purposes of this Article 10.00, will not include any sale of such stock by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934 as amended, and which sale is effected through "over-the-counter-market" or through any recognized stock exchange.

         Any assignment or sublease in violation of this Section 10.01 will be void. If this lease is assigned, or if the Premises or any part of the Premises are subleased or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to Rent. No assignment, sublease, occupancy or collection will be deemed (a) a waiver of the provisions of this Section 10.01; or (b) the acceptance of the assignee, subtenant or occupant as Tenant; or (c) release Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this

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Lease.  The  consent  by  Landlord  to an  assignment  or  sublease  will not be construed to relieve Tenant from obtaining Landlord's prior written consent in writing to any further assignment or sublease. No permitted subtenant will assign or encumber its sublease or further sublease all or any portion of its subleased space, or otherwise permit the subleased space or any part of its subleased space to be used or occupied by others, without Landlord's prior written consent in each instance.

         10.02 Limitation on Remedies. Tenant will not be entitled to make, nor will Tenant make, any claim, and Tenant by this Section waives any claim, for money damages (nor will Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article
10.00. Tenant's sole remedy will be an action or proceeding to enforce any such provision, or for specific performance, injunction, or declaratory judgement.

                           ARTICLE 11.00 COMMON AREAS

         As used in this Lease, the term "Common Areas" means, without limitation, any hallways, entryway, stairs, elevators, driveways, walkways, terraces, docks, loading areas, trash facilities and all other areas and facilities in the Mall which are provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Tenant with other tenants or the Mall and their respective employees, customers, invitees, licensees or other visitors. Landlord grants Tenant, its employees, invitees, licensees and other visitors a nonexclusive license for the Term to use the Common Areas in common with others entitled to use the Common Areas including, without limitation, Landlord and other tenants of the Mall, and their respective employees, customers, invitees, licensees, and visitors, and other persons authorized by Landlord, subject to the terms and conditions of this Lease. Without advance notice to Tenant (except with respect to matters covered by subsection (a) below) and without any liability to Tenant in any respect, Landlord will have the right to:

                  (a) establish and enforce reasonable rules and regulations concerning the maintenance, management, use and operation of the Common Areas;

                  (b) close off any of the Common Areas to whatever extent required in the opinion of Landlord and its counsel to prevent a dedication of any of the Common Areas or the accrual of any rights by any person or the public to the Common Areas, provided such closure does not deprive Tenant of the substantial benefit and enjoyment of the Premises;

                  (c) temporarily close off any of the Common Areas for maintenance, alteration or improvement purposes;

                  (d) select, appoint or contract with any person for the purpose of operating and maintaining the Common Areas, subject to such terms and at such rates as Landlord deems reasonable and proper;

                  (e) change the size, use, shape or nature of any such Common Areas, provided such change does not deprive Tenant of the substantial benefit and enjoyment of the Premises. So long as Tenant is not thus deprived of the substantial use and benefit of the Premises, Landlord will also have the right at any time to change the arrangement or location of, or both, or to regulate or eliminate the use of, any concourse, parking spaces, garage, or any elevators, stairs, toilets or other public conveniences in the Mall, without incurring any liability to Tenant or entitling Tenant to any abatement of rent and such action will not constitute an actual or constructive eviction of Tenant; and

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

                  (f) erect one or more additional buildings on the Common Areas, expand the existing Mall to cover a portion of the Common Areas, convert Common Areas to a portion of the Mall, or convert any portion of the Mall to Common Areas. Upon erection or change of location of the buildings, the portion of the Mall upon which buildings or structures have been erected will no longer be deemed to be a part of the Common Areas. In the event of any such changes in the size or use of the Mall or Common Areas, Landlord will make an appropriate adjustment in the Leasable Area of the Entire Mall and in Tenant's Pro Rata Share payable pursuant to Article 5.00 of this Lease.

                        ARTICLE 12.00 LANDLORD'S SERVICES

         12.01 Landlord's Repair and Maintenance. Landlord will, at Landlord's reasonable discretion, maintain, repair, restore, repaint and replace the Common Areas of the Mall, including, without limitation, landscaping, asphalt, the corridors and restrooms, the windows in the common areas, and the mechanical, plumbing and electrical equipment serving the common areas, in reasonably good order and condition, except for (a) any damage occasioned by the negligent or willful acts or omissions of Tenant, Tenant's agents, employees or invitees, (b) any damage occasioned by the failure of Tenant to perform or comply with any terms, conditions or covenants in this Lease; (c) ordinary wear and tear; and
(d) any structural alterations or improvements required by Tenant's use and occupancy of the Premises, which damage will be repaired by Landlord at Tenant's expense. As a condition precedent to all obligations of Landlord to repair, restore and maintain under this Section 12.01, Tenant must notify Landlord in writing of the need for such repairs, restoration or maintenance.

         If the failure to repair has materially interfered with Tenant's use of the Premises, Tenant's sole rights and remedy for such failure on the part of the Landlord will be to cause such repairs to be made and to charge Landlord the reasonable cost of such repairs. If the repair is necessary to end or avert an emergency and if Landlord after receiving notice from Tenant of such necessity fails to commence repair as soon as reasonably possible, Tenant may do so at Landlord's cost, without waiting thirty (30) days.

         12.02 Landlord's Services. Landlord, in Landlord's reasonable business judgement, will keep the Common Areas (a) in a clean and orderly condition and reasonably free of snow, ice and debris (steps, walkways, approaches and entrances adjacent to the demised premises excepted); and (b) appropriately lighted and landscaped. Landlord will not be in default under this Lease or be liable for any damages directly or indirectly resulting from, nor will the Rent be abated by reason of, (i) the installation, use, or interruption of use of any equipment in connection with the furnishing of any such services, (2) failure to furnish, or delay in furnishing, and such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises or to the Mall, or (3) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy serving the Premises or the Mall. Landlord will use reasonable efforts to remedy any interruption in the furnishing of such services.

         12.03 Limitation on Liability. Landlord will not be liable to Tenant or any other person, for direct or consequential damage or otherwise, for any failure to supply any heat, air conditioning, elevator, cleaning, lighting, security or other service Landlord has agreed to supply during any period when Landlord used reasonable diligence to supply such services. Landlord reserves the right to discontinue temporarily such services, or any of them, at such times as may be necessary by reason of accident; unavailability of employees;

repairs, alterations or improvements; strikes; lockouts; riots; acts of God; governmental preemption in connection with a national or local emergency; and rule, order or regulation of any governmental agency; conditions or supply and demand which make any product unavailable; Landlord's compliance with any mandatory governmental energy conservation or environmental protection program, or any voluntary governmental energy conservation program at the request of or with consent or acquiescence of Tenant; or any other happening beyond the control of Landlord. Landlord will not be liable to Tenant or any other person or entity for direct or consequential damages resulting from the admission to or exclusion from the Mall of any person. In the event of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's sole opinion, Landlord will have the right to prevent access to or from the Mall during the continuance of the same by such means as Landlord, in its sole discretion, may deem appropriate, including, without limitation, locking doors and closing parking areas and other common areas. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance permitted under this Article 12.00, nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement or rent or operate to release Tenant from any of Tenant's obligations under this Lease.

                         ARTICLE 13.00 TENANT'S REPAIRS

                  (a) Tenant will at all times during the Term of this Lease keep and maintain at its own cost and expense, in good order, condition, and repair, the Premises (including, without limitation, all improvements, fixtures, and equipment on the Premises), and will make all repairs and replacements, interior and exterior, above or below ground, and ordinary or extraordinary.

                  (b) Tenant's obligation to keep and maintain at its own cost and expense the premises in good order, condition, and repair includes, without limitation, all plumbing and sewage facilities in the Premises, floors (including floor coverings); doors, locks, and closing devices; window casements and frames; glass and plate glass; grilles; all electrical facilities and equipment; HVAC systems and equipment, including heat pumps whether within or serving Premises, and all other appliances and equipment of every kind and nature; and all landscaping upon, within, or attached to or serving the Premises. In addition, Tenant will at its sole cost and expense install or construct any improvements, equipment, or fixtures required by any governmental authority or agency as a consequence of Tenant's use and occupancy of the
Premises. Tenant will replace any damaged plate glass within forty-eight (48) hours of the occurrence of such damage.

                  (c) Tenant shall keep and maintain at its own cost and expense the approaches, entrances, steps, and walkways adjacent to the premises in a safe and clean condition, free from ice, snow, debris, and obstruction.

                  (d) Landlord will assign to Tenant, and Tenant will have the benefit of, any guarantee of warranty to which Landlord is entitled under any purchase, construction, or installation contract relating to a component of the Premises which Tenant is obligated to repair and maintain. Tenant will have the right to call upon the contractor to make such adjustments, replacements, or repairs which are required to be made by the contractor under such contract.

                  (e) Landlord may at Landlord's option employ and pay a firm satisfactory to Landlord, engaged in the business of maintaining systems, to perform periodic inspections of the HVAC or other systems serving the Premises, and to perform any necessary work, maintenance, or repair of them. In that event, Tenant will reimburse Landlord on demand for all reasonable amounts paid by Landlord in connection with such employment.

                  (f) Upon the expiration or termination of this Lease, Tenant will surrender the Premises to Landlord in good order, condition, and repair, ordinary wear and tear excepted. To the extent allowed by law, Tenant waives the right to make repairs at Landlord's expense under the provisions of any laws permitting repairs by a tenant at the expense of a landlord.

                            ARTICLE 14.00 ALTERATIONS

         Tenant will not make or cause to be made any material alterations, additions, or improvements to or of the Premises or any part of the Premises, or attach any fixture of equipment to the Premises, without first obtaining Landlord's written consent. Any alterations, additions, or improvements to the Premises consented to by Landlord will be made by Tenant at Tenant's sole cost and expense according to plans and specifications approved by Landlord, and any contractor or person selected by Tenant to make them must first be approved by Landlord. Landlord may require, at its option, that Tenant provide Landlord at Tenant's sole cost and expense a lien and completion bond, or payment and performance bond, in an amount equal to a the estimated cost of any contemplated alterations, fixtures, and improvements, to insure Landlord against any liability for mechanics' or materialmen's liens and to ensure the completion of such work. All alterations, additions, fixtures, and improvements, whether temporary or permanent in character, made in or upon the Premises either by Tenant or Landlord (other than furnishings, trade fixtures, and equipment installed by Tenant), will be Landlord's property and, at the end of the Term of this Lease, will remain on the premises without compensation to Tenant. If
Landlord requests, Tenant will remove all such alterations, fixtures, and improvements from the Premises and return the Premises to the condition in which they were delivered to Tenant. If Landlord requests, Tenant will remove all such alterations, fixtures, and improvements from the Premises and return the Premises to condition in which they were delivered to Tenant. Upon such removal Tenant will immediately and fully repair any damage to the premises occasioned by the removal.

                         ARTICLE 15.00 MECHANICS' LIENS

         Tenant will pay or cause to be paid all costs and charges for work done by it or caused to be done by it in or to the Premises, and for all materials furnished for or in connection with such work. Tenant will indemnify Landlord against, and hold Landlord, the Premises and the Mall free, clear and harmless of and from, all mechanics' liens and claims of liens, and all other liabilities, liens, claims, and demands, on account of such work. If any such lien, at any time, is filed against the Premises or any part of the Mall, Tenant will cause such lien to be discharged of record within ten (10) days after the filing of such lien, except that if Tenant desires to contest such lien, it will furnish to Landlord, within such ten (10) day period, security reasonably satisfactory to Landlord of at least on hundred fifty percent (150$) of the amount of the claim, plus estimated costs and interest. If a final judgement establishing the validity or existence of a lien for any amount is entered, Tenant will pay and satisfy the same at once. If Tenant fails to pay any charge for which a mechanics' lien has been filed, and has not given Landlord security as described above, Landlord may, at its option, pay such charge and related costs and interest, and the amount so paid, together with reasonable attorneys' fees incurred in connection with such lien, will be immediately due from Tenant to Landlord. Nothing contained in this Lease will be deemed the consent or agreement of Landlord to subject Landlord's interest in the Mall to liability under any mechanics' or other lien law. If Tenant receives notice that a lien has been or is about to be filed against the Premises or the Mall or any action potentially affecting the Mall has been threatened or commenced on account of work done by or for or materials furnished to or for Tenant, it will immediately give Landlord written notice of such notice. At least fifteen (15) days prior to the commencement of any work (including, but not limited to, any maintenance, repairs, alterations, additions, improvements or installations) in or to the

Premises, by or for Tenant, Tenant will give Landlord written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work. Landlord will have the right to post notices of non-responsibility or similar notices on the premises in order to protect the Premises against any such liens.

                            ARTICLE 16.00 END OF TERM

         At the end of this Lease, Tenant will promptly quit and surrender the Premises in good order, condition, and repair, ordinary wear and tear excepted. If Tenant is not then in default, Tenant may remove from the Premises any trade fixtures, equipment and movable furniture placed in the premises by Tenant, whether or not such trade fixtures or equipment are fastened to the Mall; Tenant will not remove any trade fixtures or equipment used in the operation of the Mall or improvements or where the removal of such fixtures or equipment might result in impairing the structural strength of the Mall or improvements. Whether or not Tenant is in default, Tenant will remove such alterations, additions, improvements, trade fixtures, equipment and furniture as Landlord has requested in accordance with Article 14.00. Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions and improvements. All trade fixtures, equipment, furniture, inventory, effects, alterations, additions and improvements not so removed will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by' Landlord without notice to Tenant. Tenant will pay Landlord for all expenses incurred in connection with such property, including, but not limited to, the cost of repairing any damage to the Mall or Premises caused by the removal of such property. Tenant's obligation to observe and perform this covenant will survive the expiration or other termination of this Lease.

                          ARTICLE 17.00 EMINENT DOMAIN

                  (a) The term "Total Taking" means the taking of the fee title or Landlord's master leasehold estate by right of eminent domain or other authority of law, or a voluntary transfer under the threat of the exercise of the right of eminent domain or other authority, to so much of the Premises or a portion of the Mall as is necessary for Tenant's occupancy, that the Premises are not suitable for Tenant's intended use. The term "Partial Taking" means the taking of only a portion of the Premises or the Mall which does not constitute a Total Taking.

                  (b) If a Total Taking occurs during the Term of this Lease, this Lease will terminate as of the date of the taking. The phrase "Date of the Taking" means the date of taking actual physical possession by the condemning authority or such earlier date as the condemning authority gives notice that it is deemed to have taken possession.

                  (c) If a Partial Taking occurs during the Term of this Lease, either Landlord or Tenant may cancel this Lease by written notice given within thirty (30) days after the Date of the Taking, and this Lease will terminate as to the portion of the Premises taken on the Date of the Taking. If the Lease is not so terminated, this Lease will continue in full force and effect as to the remainder of the Premises. The Monthly Base Rent payable by Tenant for the balance of the Term will be abated in the proportion that the leasable area of the Premises taken bears to the Leasable Area of the Premises immediately prior to such taking, and remaining Premises a complete architectural unit.

                  (d) All compensation and damages awarded for the taking of the Premises, and portion of the Premises, or the whole or any portion of the Mall will belong to Landlord. Tenant will not have any claim or be entitled to any award for diminution in value of its rights under this Lease or for the value of any unexpired term of this Lease; however, Tenant may make its own claim for any separate award that may be made by the condemnor for Tenant's loss of business or for the taking of or injury to Tenant's improvements, or on account of any cost or loss Tenant may sustain in the removal of Tenant's trade fixtures, equipment, and furnishing, or a result of any alterations, modifications, or repairs which may be reasonably required by Tenant in order to place the remaining portion of the premises not so condemned in a suitable condition for the continuance of Tenant's occupancy.

                  (e) If this Lease is terminated pursuant to the provisions of this Article 17.00, then all rentals and other charges payable by Tenant to Landlord under this Lease will be paid up to the Date of the Taking, and any rentals and other charges paid in advance and allocable to the period after the Date of the Taking will be repaid to Tenant by Landlord. Landlord and Tenant will then be released from all further liability under this Lease.

                      ARTICLE 18.00 DAMAGE AND DESTRUCTION

                  (a) If the Premises is damaged or destroyed during the Term of this Lease by any casualty insurable under standard fire and extended coverage insurance policies, Landlord will repair or rebuild the Premises to substantially the condition in which the Premises were immediately prior to such destruction.

                  (b) Landlord's obligation under this Article 18.00 will not exceed the lesser of: (i) with respect to the Premises, the scope of building-standard improvements installed by Landlord in the original construction of the Premises, or (ii) the extent of proceeds received by Landlord of any insurance policy maintained by Landlord.

                  (c) The Monthly Base Rent will be abated proportionately during any period in which, by reason of any damage or destruction not occasioned by the negligence or willful misconduct of Tenant or Tenant's employees or invitees, there is a substantial interference with the operation of the business of Tenant. Such abatement will be proportional to the measure of business in the Premises which Tenant may be required to discontinue. The abatement will continue for the period commencing with such destruction or damage and ending with the completion by the Landlord of such work, repair, or reconstruction as Landlord is obligated to do.

                  (d) If the Premises, or any portion of the Mall, is damaged or destroyed (i) to the extent of ten percent (10%) or more of the then-replacement value of either, (ii) in the last three (3) years of the Term of this Lease,
(iii) by a cause or casualty other than those covered by fire and extended coverage insurance, or (iv) to the extent that it would take, in Landlord's opinion, in excess of ninety (90) days to complete the requisite repairs, then Landlord may either terminate this Lease or elect to repair or restore the damage or destruction. If this Lease is not terminated pursuant to the preceding sentence, this Lease will remain in full force and effect. Landlord and Tenant waive the provisions of any law that would dictate automatic termination or grant either of them an option to terminate under this paragraph will be exercised by written notice to Tenant given within sixty (60) days after the damage or destruction. Such notice will set forth the effective date of the termination of this Lease.

                  (e) Upon the completion of any such work, repair, or restoration by Landlord, Tenant will repair and restore all other parts of the Premises including without limitation nonbuilding-standard leasehold improvements and all trade fixtures, equipment, furnishings, signs, and other improvements originally installed by Tenant. Tenant's work will be subject to the requirements of Article 14.00.

                  (f) During any period of reconstruction or repair of the Premises, Tenant will continue the operation of its business in the Premises to the extent reasonably practicable.

                           ARTICLE 19.00 SUBORDINATION

         19.01 General. This Lease and Tenant's rights under this Lease are subject and subordinate to any ground or underlying lease, first mortgage, indenture, first deed of trust or other first lien encumbrance, together with any renewals, extensions, modifications, consolidations and replacements of such first lien encumbrance, now or after the Date, affecting or placed, charged or enforced against the Land or all or any portion of the Mall or any interest of Landlord in them or Landlord's interest in this Lease and the leasehold estate created by this Lease (except to the extent any such instrument will expressly provide that this Lease is superior to such instrument). This provision will be self-operative and no further instrument of subordination will be required in order to effect it. Nevertheless, Tenant will execute, acknowledge and deliver to Landlord, at any time and from time to time, upon demand by Landlord, such documents as may be requested by Landlord, any ground or underlying lessor, or any mortgagee, to confirm or effect any such subordination. If Tenant fails or refuses to execute, acknowledge and deliver any such document within twenty (20) days after written demand, Landlord, its successors and assigns will be entitled to execute, acknowledge and deliver any and all such documents for and on behalf of Tenant as attorney-in-fact for Tenant. Tenant by this Section 19.01 constitutes and irrevocably appoints Landlord, its successors and assigns as Tenant's attorney-in-fact to execute, acknowledge and deliver any and all documents described in this Section 19.01 for and on behalf of Tenant, as provided in this Section 19.01.

         19.02 Attornment. Tenant agrees that in the event that any holder of any ground or underlying lease, mortgage, deed of trust, or other encumbrance encumbering any part of the Mall succeeds to Landlord's interest in the Premises, Tenant will pay to such holder all rents subsequently payable under this Lease. Further, Tenant agrees that in the event of the enforcement by the trustee or the beneficiary under or holder or owner of any such mortgage, deed of trust, or land or ground lease of the remedies provided for by law or by such mortgage, deed of trust, or land or ground lease, Tenant will, upon request of any such person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the Tenant of and attorn to such successor in interest without change in the terms or provisions of this Lease. Such successor in interest will not be bound by (a) any payment of Monthly Base Rent or Rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, or (b) any amendment or modification of this Lease made without the written consent of such trustee, beneficiary, holder or owner or such successor in interest. Upon request by such successor in interest and without cost to Landlord or such successor in interest, Tenant will execute, acknowledge and deliver an instrument or instruments confirming the attornment. If Tenant fails or refuses to execute, acknowledge and deliver any and all such documents within twenty (20) days after written demand, such successor in interest will be entitled to execute, acknowledge and deliver any and all such documents for and on behalf of Tenant as attorney-in-fact for Tenant. Tenant by this Section 19.02 constitutes and irrevocably appoints such successor in interest as Tenant's attorney-in-fact to execute, acknowledge and deliver any and all documents described in this Section 19.02 for and on behalf of Tenant, as provided in this
Section 19.02.

                         ARTICLE 20.00 ENTRY BY LANDLORD

         Landlord, its agents, employees, and contractors may enter the Premises at any time in response to an emergency and at reasonable hours to (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders or tenants,
(c) determine whether Tenant is complying with all its obligations in this Lease, (d) supply any service which this Lease obligates Landlord to provide to Tenant, (e) post notices of non-responsibility or similar notices, or (f)
make repairs required of Landlord under the terms of this Lease or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Mall; however, all such work will be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant by this Article 20.00 waives any claim against Landlord, its agents, employees or contractors for damages for: any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by such entry. Landlord will at all times have and retain a key with which to unlock all of the doors in, on, or about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance). Landlord will have the right to use any and all means which Landlord may deem proper to open doors in and to the Premises in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any means permitted under this Article will not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion of the Premises, nor will any such entry entitle Tenant to damages or an abatement of Monthly Base Rent, Additional Rent, or other charges which this Lease requires Tenant to pay.

                ARTICLE 21.00 INDEMNIFICATION, WAIVER AND RELEASE

         21.01 Indemnification. Except for acts of Landlord which constitute gross negligence or willful misconduct, Tenant will neither hold nor attempt to hold Landlord or its employees or agents liable for, and Tenant will indemnify and hold harmless Landlord, its employees and agents from and against, all demands, claims, suits, causes of action, fines, penalties, damages (including consequential damages), liabilities, judgments, and expenses (including, without limitation, attorney's fees) incurred in connection with or arising from:

                  (a) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant;

                  (b) any activity, work or thing, done, permitted or suffered, by Tenant in or about the Premises or the Mall;

                  (c) any acts, omissions or negligence, of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees or visitors of Tenant or any such person;

                  (d) any breach, violation or nonperformance, by Tenant or any person claiming under Tenant, or the employees, agents, contractors, invitees or visitors of Tenant or any such person of any term, covenant or provision of this Lease or any law, ordinance or governmental requirement of any kind;

                  (e) any injury including claims for death or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors or any other person entering upon the Premises or the Mall under the express or implied invitation of Tenant.

If any action or proceeding is brought against Landlord or its employees by reason of any such claim, Tenant, upon notice from Landlord, will defend the same at Tenant's expense with counsel satisfactory to Landlord.

         21.02 Waiver and Release. Tenant, as a material part of the consideration to Landlord for this Lease, by this Section 21.02 waives and releases all claims against Landlord, its employees and agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease. Tenant agrees that, except for acts of Landlord which constitute gross negligence or willful misconduct, Landlord, its agents

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and its  employees  will not be  liable  for any loss,  injury,  death or damage
(including consequential damages) to persons, property or Tenant's business occasioned by theft; act of God; public enemy; injunction; riot; strike; insurrection; war; court order; requisition; order of governmental body or authority; fire; explosion; falling objects; steam, water, rain or snow; leak or flow of water (including fluid from the elevator system), rain or snow from or into part of the Mall or from the roof, street, subsurface or from any other place, or by dampness, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, generator, heating and air conditioning, or lighting fixtures of the Mall; or from construction, repair or alteration of any other premises in the Mall; or from any acts or omissions of any other tenant, occupant or visitor of the Mall; or from any cause beyond Landlord's control.

                         ARTICLE 22.00 SECURITY DEPOSIT

         Tenant has deposited the Security Deposit with Landlord as security for the full, faithful and timely performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any Rent, or any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used, applied or retained Tenant will within ten (10) days after written demand deposit cash with Landlord in amount sufficient to restore the Security Deposit to its original amount. Landlord will not be required to keep the Security Deposit separate from its general funds and Tenant will not be entitled to interest on the Security Deposit. The Security Deposit will not be deemed a limitation on Landlord's damages or a payment of liquidated damages or a payment of the Monthly Base Rent due for the last month of the Term. If Tenant fully, faithfully and in a timely manner performs every provision of this Lease to be performed by it, the Security Deposit or any balance of the Security Deposit will be returned to Tenant within sixty (60) days after the expiration of the Term. Landlord may deliver the funds deposited under this Lease by Tenant to the purchaser of the Mall in the event that the Mall is sold, and after such time, Landlord will have no further liability to Tenant with respect to the Security Deposit.

                          ARTICLE 23.00 QUIET ENJOYMENT

         Landlord covenants and agrees with Tenant that so long as Tenant pays the Rent and observes and performs all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease, and Tenant's possession will not be disturbed by anyone claiming by, through or under Landlord.

                          ARTICLE 24.00 EFFECT OF SALE

         A sale, conveyance or assignment of the Mall will operate to release Landlord from liability from and after the effective date of such sale, conveyance or assignment upon all of the covenants, terms and conditions of this Lease, express or implied, except those which arose prior to such effective date, and, after the effective date of such sale, conveyance or assignment, Tenant will look solely to Landlord's successor in interest in and to this Lease. This lease will not be affected by any such sale, conveyance or assignment, and Tenant will attorn to Landlord's successor in interest to this Lease.

                              ARTICLE 25.00 DEFAULT

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

         25.01  Events  of  Default.   The  following  events  are  referred  to
collectively as "Events of Default," or individually as an "Event of Default:"

                  (a) Tenant defaults in the due and punctual payment of Rent, and such default continues for five (5) days after notice from Landlord; however, Tenant will not be entitled to more than one (1) notice for monetary defaults during any twelve (12) month period, and if after such notice and Rent is not paid when due, an Event of Default will be considered to have occurred without further notice;

                  (b) Tenant vacates or abandons the Premises;

                  (c) This Lease or the Premises or any part of the premises are taken upon execution or by other process of law directed against Tenant, or are taken upon or subject to any attachment at the instance of any creditor or claimant against Tenant, and the attachment is not discharged or disposed of within fifteen (15) days after its levy;

                  (d) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or it's dissolved or makes an assignment for the benefit of creditors;

                  (e) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of the property of the Tenant, and such proceeding is not dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;

                  (f) Tenant fails to take possession of the Premises on the Commencement Date of the Term;

                  (g) [Deleted Text] or

                  (h) Tenant breaches any of the other agreements, terms, covenants or conditions which this Lease requires Tenant to perform, and such breach continues for a period of thirty (30) days after notice from Landlord to Tenant; or if such breach cannot be cured reasonably within such thirty (30) day period and Tenant fails to commence and proceed diligently to cure such breach within the absolute minimum required time period.

         25.02 Landlord's Remedies. If any one or more Events of Default set forth in Section 25.01 occurs then Landlord has the right, at its election:

                  (a) to give Tenant written notice of Landlord's intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant's right to possession of the Premises will cease and this Lease will be terminated, except as to Tenant's liability, as if the expiration of the term fixed in such notice were the end of the Term; or

                  (b) without further demand or notice, to reenter and take possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Monthly Base Rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; or

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

                  (c) without further demand or notice, to cure any Event of Default and to charge Tenant for the cost of effecting such cure, including, without limitation, attorneys' fees and interest on the amount so advanced at the rate set forth in Section 26.22 provided that Landlord will have no obligation to cure any such Event of Default of Tenant.

Should Landlord elect to reenter as provided in subsection (b) or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the rent. Landlord will in no way be responsible or liable for any failure to relet the Premises or any part of the Premises, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord under this Section or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.

         25.03 Certain Damages. If Landlord does not elect to terminate this Lease as permitted in subsection (a) of Section 25.02, but on the contrary elects to take possession as provided in subsection (b) of Section 25.02, Tenant will pay Landlord: (a) Monthly Base Rent and other sums as provided in this Lease, which would be payable under this Lease if such repossession had not occurred, less (b) the net proceeds, if any, of any reletting 'of the Premises after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorney's fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing Term, or the premises covered by such new lease include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection with such reletting as provided in this Section will be made in determining the net proceeds from such reletting, and any rent concessions will be equally apportioned over the term of the new lease. Tenant will pay such rent and other sums to Landlord monthly on the day on which the Monthly Base Rent would have been payable under this Lease if possession had not been retaken, and Landlord will be entitled to receive such rent and other sums on such day.

         25.04 Landlord's Right to Collect Rent from any Occupant. If, pursuant to this Lease or not, the Premises are sublet or occupied by anyone other than Tenant and Tenant is in default hereunder, or this Lease is assigned by Tenant, then, Landlord may collect rent from the assignee, sub-tenant or occupant, and apply the net amount collected to the rent herein reserved; but no such collection shall be deemed a waiver of the covenant herein against assignment and subletting, or the acceptance of such assignee, sub-tenant or occupant as Tenant, or a release of Tenant from further performance of the covenants herein contained.

         25.05 Tenant's Fixtures, etc. In the event of default, all of the Tenant's fixtures, furniture, equipment, improvements, additions, alterations, and other tangible personal property, shall remain on the Premises and in that event, and continuing during the length of said default, Landlord shall have the right to take the exclusive possession of the same and to use the same,

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

rent or charge free, and hold the same as security for performance until all defaults are cured or, at its option, at any time during the term of this Lease, to require Tenant to forthwith remove the same.

         25.06 Continuing Liability After Termination. If this Lease is terminated on account of the occurrence of an Event of Default, Tenant will remain liable to Landlord for damages in an amount equal to Monthly Base Rent and other amounts which would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's .expenses in connection with such reletting, including, but without limitation, the expenses enumerated in Section 25.03. Landlord will be entitled to collect such damages from Tenant monthly on the day on which Monthly Base Rent and other amounts would have been payable under this Lease if the Lease had not been terminated, and Landlord will be entitled to receive such Monthly Base Rent and other amounts from Tenant on each such day. Alternatively, at the option of Landlord, in the event that this Lease is so terminated, Landlord will be entitled to recover against Tenant, as damages for loss of the bargain and not as a penalty, an aggregate Rent which, at the time of such termination of this Lease, represents the excess of the aggregate of Monthly Base Rent and all other Rent payable by Tenant that would have accrued for the balance of the Term over the aggregate rental value of the premises (such rental value to be computed on the basis of a tenant paying not only a rent to Landlord for the use and occupation of the Premises, but also such other charges as are required to be paid by Tenant under the terms of this Lease) for the balance of such term, both discounted to present value at Eight (8%) percent.

         25.07 Cumulative Remedies. Any suit or suits for the recovery of the amounts and damages set forth in Sections 25.03 and 25.04 may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease will be deemed to require Landlord to await the date upon which this Lease or the Term would have expired had there occurred no Event of Default. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease or now or after the Date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or after the Date existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in collecting any amounts and damages owing by Tenant Pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, will also be recoverable by Landlord from Tenant.

                       ARTICLE 26.00 RULES AND REGULATIONS

         Tenant and its employees, agents, licensees and visitors will at all times observe faithfully, and comply strictly with, the rules and regulations set forth on Exhibit D. Landlord may from time to time amend, delete or modify existing rules and regulations, or adopt new rules and regulations for the use, safety, cleanliness, and care of the Premises and the Mall, and the comfort, quiet and convenience of occupants of the Mall. Modifications or additions to the rules and regulations will be effective upon notice to Tenant from Landlord. In the event of any breach of any rules or regulations or any amendments or additions to such rules and regulations, Landlord will have all remedies which this Lease provides for default by Tenant, and will, in addition, have any remedies available at law or in equity, including the right to enjoin any breach of such rules and regulations. Landlord will not be liable to Tenant for violation of such rules and regulations by any other tenant, its employees, agents, visitors or licensees or any other person. In the event of any conflict between the provisions of this Lease and the rules and regulations, the provisions of this Lease will govern.

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

                               ARTICLE 27.00 SIGNS

         27.01 Erection and Removal of Signs. Tenant may, with the advance written approval of Landlord, which may be withheld in Landlord's business judgement, place suitable and appropriate signs, consistent with Landlord's sign plans for the Mall, on the Premises, and at such other locations as may be designated by Landlord, indicating the nature of the business carried on by Tenant in said Premises. Landlord may also require Tenant to provide such signs, at Tenant's expense, that Landlord, in Landlord's reasonable discretion, deems suitable or Landlord, at Landlord's option, may provide such signs and charge Tenant for the cost. At the termination of this Lease, Tenant shall remove all said signs at its own expense, unless Landlord determines that such signs should remain, and Tenant shall pay for the repair of any damage to the Premises or to the Mall caused by such signs or the removal thereof.

                           ARTICLE 28.00 MISCELLANEOUS

         28.01 No Offer. This Lease is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until (a) Tenant has duly executed and delivered duplicate originals to Landlord and (b) Landlord has executed and delivered one of such originals to Tenant.

         28.02 Joint and Several Liability. If Tenant is composed of more than one signatory to this Lease, each signatory will be jointly and severally liable with each other signatory for payment and performance according to this Lease.

         28.03 No Construction Against Drafting Party. Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord's counsel has prepared it.

         28.04 Time of Essence. Time is of the essence on each and every provision of this Lease.

         28.05 No Recordation. Tenant's recordation of this Lease or any memorandum or short form of it will be void and a default under this Lease.

         28.06 No Waiver. The waiver by Landlord of any agreement, condition or provision contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision contained in this Lease, nor will any custom or practice which may grow up between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease. The subsequent acceptance of Rent by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

         28.07 Limitation on Recourse. Tenant specifically agrees to look solely to Landlord's interest in the Mall for the recovery of any judgments from Landlord, it being agreed that Landlord (and its shareholders, venturers, and partners, and their shareholders, venturers and partners and all of their officers, directors and employees) will never be personally liable for any such judgements. The provision contained in the preceding sentence is not intended to, and will not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or any suit or action in connection

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with  enforcement  or  collection  of amounts  which may become owing or payable under or on account of insurance maintained by Landlord.

         28.08 Estoppel Certificates. At any time and from time to time but within ten (10) days after written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord a certificate certifying (a) that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date an nature of each modification, (b) the date, if any, to which rent an other sums payable under this Lease have been paid, (c) that no notice has been received by Landlord of any default which has not been cured, except as to defaults specified in the certificate, and (d) such other matters as may be reasonably requested by Landlord. Any such certificates may be relied upon by any prospective purchaser or existing or prospective mortgagee or beneficiary under any deed of trust on the Mall or any part of the Mall.

         28.09 Waiver of Jury Trial. Landlord and tenant by this Section 28.09 waive trial by jury in any action, proceeding or counterclaim brought by either of the parties to this Lease against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any other claims (including without limitation claims for personal injury or property damage), and any emergency statutory or any other statutory remedy.

         28.10 No Merger. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, (a) terminate all or any subleases or subtenancies, or (b) operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option under this Section 28.10 will be exercised by notice to Tenant and all known sublessees or subtenants in the Premises or any part of the Premises.

         28.11 Holding Over. Tenant will have no right to remain in possession of all or any part of the Premises after the expiration of the Term. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express or implied consent of Landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only (b) such tenancy will not constitute a renewal or extension of this Lease for any further term; and (c) such tenancy may be terminated by Landlord upon the earlier of (i) thirty (30) days prior written notice or (ii) the earliest date permitted by law. In such event, Monthly Base Rent will be increased to an amount equal to one hundred fifty percent (150%) of the Monthly Base Rent payable during the last month of the Term, and any other sums due under this Lease will be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy will be subject to every other term, condition, and covenant contained in this Lease.

         28.12 Notices. Any notice, request, demand, consent, approval or other communication required or permitted under this Lease must be in writing and will be deemed to have been given when personally delivered or deposited in any depository regularly maintained by the United States Postal Service, postage prepaid, certified mail, return receipt requested, addressed to the party for whom it is intended at its address set forth in Article 1.00. Either Landlord or Tenant may add additional addresses or change its address for purposes of receipt of any such communication by giving ten (10) days prior written notice of such change to the other party in the manner prescribed in this Section 28.12.

         28.13 Severability. If any provision of this Lease proves to be illegal, invalid or unenforceable, the remainder of this Lease will not be affected by such finding, and in lieu of each provision of this Lease that is

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

illegal, invalid or unenforceable, a provision will be added as a part of this Lease as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         28.14 Written Amendment Required. No amendment, alteration, modification of or addition to the Lease will be valid or binding unless expressed in writing and signed by the party or parties to be bound by such change. Tenant agrees to make any modifications of the terms and provisions of this Lease required or requested by a lending institution providing financing for the Mall, provided that no such modifications will materially adversely affect Tenant's rights and obligations under this Lease.

         28.15 Entire Agreement. This Lease, the Exhibits and Addenda, if any, contain the entire agreement between Landlord and Tenant and may be amended only by subsequent written agreement. No promises or representations, except as contained in this Lease, have been made to Tenant respecting the condition of the Premises or the manner of operating the Mall.

         28.16 Captions. The captions of the various Articles and Sections of this Lease are for convenience only and do not necessarily define, limit, describe or construe the contents of such Articles or Sections.

         28.17 Notice of Landlord's Default. In the event of any alleged default in the obligation of Landlord under this Lease, Tenant will deliver to Landlord written notice and Landlord will have thirty (30) days following receipt of such notice to cure such alleged default or, in the event of the alleged default cannot reasonably be cured within a thirty (30) day period, to commence action to cure such alleged default. A copy of such notice will be sent to any holder of a mortgage or other encumbrance on the Mall or the Premises of which Tenant has been notified in writing, and such holder will also have the same time periods to cure such alleged default.

         28.18 Authority. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the board of directors, or partners, as the case may be, and agree upon request to deliver to Landlord a resolution or similar document to that effect.

         28.19 Brokers. Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Premises except the Broker named in Article 1.00
(r), if any. Each of them will indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with whom either of them has consulted or negotiated with regard to the Premises except the Broker. Landlord will pay any fees or commissions due the Broker as may be provided for in a separate written agreement between the Landlord and Broker.

         28.20 Governing Law. This Lease will be governed by and construed pursuant to the laws of the state of Utah.

         28.21 Force Majeure. Landlord will have no liability to Tenant, nor will Tenant have any right to terminate this Lease or abate Rent or assert a claim of partial or total actual or constructive eviction, because of Landlord's failure to perform any of its obligations in the Lease if the failure is due to reasons beyond Landlord's reasonable control, including, without limitation, strikes or other labor difficulties; inability to obtain necessary governmental permits and approvals (including building permits or certificates of occupancy); unavailability or scarcity of materials: war; riot; civil insurrection; accidents; acts of God; and governmental preemption in connection with a national emergency. If Landlord fails to perform its obligations because of any reasons beyond Landlord's reasonable control (including those enumerated above), the period for Tenant's performance will be extended day for day for the duration of the cause of Landlord's failure.

         28.22 Late Payments. Any payment of Rent, including Monthly Base Rent, which is not received within five (5) days after it is due will be subject to a late charge equal to five percent (5%) of the unpaid payment. This amount is in compensation of Landlord's additional cost of processing late payments. In addition, any Rent which is not paid when due, including Monthly Base Rent, will accrue interest at a late rate charge of one and one-half percent (11/2%) per month (but in no event in an amount in excess of the maximum rate allowed by applicable law) from the date on which it was due until the date on which it is paid in full with accrued interest.

         28.23 No Easements for Air or Light. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Mall will in no way affect this Lease or impose any liability on Landlord.

         28.24 Tax Credits. Landlord is entitled to all local, state and federal income tax benefits (including, without limitation, investment tax credits, energy credits and rehabilitation credits) available as a result of a leasehold improvements for which Landlord has paid, or lent money, or guaranteed payment. Promptly after Landlord's demand, Tenant will give Landlord a detailed list of the leasehold improvements and fixtures and their respective costs for which Tenant has paid without a loan or guarantee by Landlord, and Tenant will be entitled to tax benefits attributable to such listed improvements. Landlord will be entitled to all other such tax benefits for all other leasehold improvements.

         28.25 Relocation of the Premises. [Deleted Text]

         28.26 Landlord's Fees. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for all of Landlord's costs incurred in reviewing the proposed action or consent, including, without limitation, reasonable attorneys', engineers', architects', accountants', and other professional fees, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

         28.27 Binding Effect. The covenants, conditions and agreements contained in this Lease will bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributee, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.


         28.28 Personal Guarantee. Unless expressly waived by Landlord, the principal owners of Tenant's business will be expected to execute and deliver a personal guarantee of this Lease. Tenant will provide personal financial statements to Landlord on request as part of the guarantee.

         28.29 Americans With Disabilities Act. Tenant is aware of the provisions of the Americans With Disabilities Act and agrees that Tenant assumes all responsibilities for meeting the provisions of such Act within the Premises and further agrees to hold Landlord harmless for any liability or costs related to such Act that are brought about or related to Tenant's use of the Premises or any Mall facilities.

         28.30 Successors and Assigns. This Lease shall be binding upon the parties hereto, their permitted successors in interest and assigns.

         28.31 Brokerage Fees. Except for Landlord's engagement of the Broker listed in Article 1, pursuant to a separate agreement, or as specifically stated in Exhibit ____, if any, each party represents and warrants to the other that it has engaged no broker, agent or finder, licensed or otherwise, in connection with the transaction contemplated by this Lease and each party shall indemnify and hold the other harmless from and against any such claim or liability arising through that party.

         28.32 Souvenir Items: T-Shirts. In order to maintain a high quality mix of merchandise in the area, Tenant agrees that no more than 20$ of the retail floor area, nor more than 209& of any window displays will consist of T-shirts or other imprinted clothing items or souvenir items.

         Landlord and Tenant have executed this Lease as of the day and year first above written.

                                       LANDLORD:

                                       PARK CITY MAIN STREET MALL, L.C.

                                       By: /s/ Russell Wong
                                           ------------------------------------

                                           Russell Wong
                                           ------------------------------------
                                           name typed or printed

                                       Title: President


                                       TENANT:

                                       PARK CITY GROUP, INC.


                                       By: /s/ Narayan Krishnan
                                           ------------------------------------

                                           Narayan Krishnan
                                           ------------------------------------
                                           name typed or printed

                                       Title: CFO

                                   ADDENDUM 1

THIS IS AN ADDENDUM to that Lease, dated February 28, 2001, between Park City Main Street Mall, L.C., as Landlord, and Park City Group, Inc., as Tenant (the "Lease"). The following terms are hereby incorporated as part of the Lease. To the extent these terms modify or conflict with any provisions of the Lease these terms shall control. All other terms of the Lease not specifically modified herein shall remain the same.

1. As provided in Article 13.00 of this Lease, Tenant is responsible for the cost of maintenance of HVAC equipment in the Premises. Landlord will contract with an HVAC service company to maintain the HVAC equipment in the Premises. Tenant agrees to reimburse Landlord for all costs incurred by Landlord under such service contract related to the Premises.

2. Landlord reserves the unrestricted and unconditional right to relocate the Premises to the portion of the basement of the Mall as shown on Exhibit C to this Lease. Landlord will give Tenant a written notice of its intention to relocate the Premises, and Tenant will complete such relocation within ninety (90) days after receipt of such written notice. If Tenant does not wish to relocate the Premises, then Tenant may terminate this Lease by giving written notice to Landlord within 30 days of receipt of Landlord's relocation notice. Such termination shall be effective on the relocation date set forth on the notice from Landlord Any and all relocation and moving costs shall be borne by Tenant.

         Landlord and Tenant have executed this Addendum 1 to the Lease concurrently with the execution of the Lease.


                                       LANDLORD:

                                       PARK CITY MAIN STREET MALL, L.C.

                                       By: /s/ Russell Wong
                                           ------------------------------------

                                           Russell Wong
                                           ------------------------------------
                                           name typed or printed

                                       Title: President


                                       TENANT:

                                       PARK CITY GROUP, INC.


                                       By: /s/ Narayan Krishnan
                                           ------------------------------------

                                           Narayan Krishnan
                                           ------------------------------------
                                           name typed or printed

                                       Title: CFO

                                   EXHIBIT "A"

                              The Mall Property



                  ALL OF LOTS 7, 8, 9, 10, 11, 12, 13, 14
                  AND 15, BLOCK 11, PARK CITY SURVEY OF
                  BUILDING LOTS, COUNTY OF SUMMIT, STATE OF
                  UTAH.

                  ALSO LOTS 18, 19, 20, 21, 22, 23, 24, 25,
                  26, 27, AND 28, BLOCK 11, PARK CITY SURVEY
                  OF BUILDING LOTS, COUNTY OF SUMMIT, STATE
                  OF UTAH.

                  The above described property is also known by the situs address, as assigned by the County official, as: 333 Main Street, Park
                  City, Utah 84060.

                                   EXHIBIT "B"


                            [3RD LEVEL PLAN OMITTED]

                                   EXHIBIT "C"


                            [3RD LEVEL PLAN OMITTED]